     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                PACKETEER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 7373                                77-0420107
       (STATE OF INCORPORATION)             (PRIMARY STANDARD INDUSTRIAL            (INTERNAL REVENUE SERVICE
                                            CLASSIFICATION CODE NUMBER)          EMPLOYER IDENTIFICATION NUMBER)

                           10495 N. DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                                 (408) 873-4400
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF THE
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                CRAIG W. ELLIOTT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PACKETEER, INC.
                           10495 N. DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                                 (408) 873-4400
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                   WARREN T. LAZAROW                                            NEIL WOLFF
                     ARMANDO CASTRO                                           YOICHIRO TAKU
                   VAHE H. SARRAFIAN                                           JOHN SASAKI
                  ELIZABETH A. R. YEE                                WILSON SONSINI GOODRICH & ROSATI
            BROBECK, PHLEGER & HARRISON LLP                              PROFESSIONAL CORPORATION
                 TWO EMBARCADERO PLACE                                      650 PAGE MILL ROAD
                     2200 GENG ROAD                                    PALO ALTO, CALIFORNIA 94304
              PALO ALTO, CALIFORNIA 94303                                     (650) 493-9300
                     (650) 424-0160

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                               MAXIMUM                 MAXIMUM
TITLE OF SHARES TO BE                AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING          AMOUNT OF
REGISTERED                          REGISTERED(1)             PER SHARE                 PRICE            REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
  per share...................        4,600,000                 $15.00               $69,000,000               $19,182
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Includes 600,000 shares of common stock issuable upon exercise of the underwriters' over-allotment option.

(2) $17,904 already paid.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           INCORPORATION BY REFERENCE

     The contents of the Registration Statement on Form S-1, as amended (File No. 333-79077) filed by Packeteer, Inc. and declared effective July 27, 1999 are hereby incorporated by reference.

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUSITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Packeteer in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

SEC Registration Fee........................................  $   19,182
NASD Filing Fee.............................................       7,400
Nasdaq National Market Listing Fee..........................      66,710
Printing and Engraving Expenses.............................     175,000
Legal Fees and Expenses of Packeteer........................     400,000
Accounting Fees and Expenses................................     350,000
Blue Sky Fees and Expenses..................................       5,000
Transfer Agent Fees.........................................       8,000
Miscellaneous...............................................      18,708
                                                              ----------
  Total.....................................................  $1,050,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Packeteer's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Packeteer's Certificate of Incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to Packeteer and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Packeteer or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Packeteer has entered into indemnification agreements with its officers and directors, a form of which is filed as Exhibit 10 to this Registration Statement (the "Indemnification Agreements"). The Indemnification Agreements provide Packeteer's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is also made to Section 6 of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of Packeteer against certain liabilities, and Section 3.7 of the Amended and Restated Investors' Rights Agreement contained in Exhibit 4.2 hereto, indemnifying certain of Packeteer's stockholders, including controlling stockholders, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since January 25, 1996, Packeteer has issued and sold the following securities:

     1. Packeteer issued and sold 4,788,050 shares of its Common Stock to employees and consultants for an aggregate purchase price of $1,064,820 pursuant to the exercise of options under its 1996 Equity Incentive Plan (Exhibit 10.8).

     2. On February 14, 1996 and April 26, 1996, Packeteer issued 2,800,000 shares of its Series A Preferred Stock, for an aggregate purchase price of $700,000 to several investors.

     3. On September 12, 1996 and October 4, 1996, Packeteer issued and sold an aggregate of 4,821,860 shares of its Series B Preferred Stock for an aggregate purchase price of $4,821,860 to several investors.

     4. On June 19, 1997 and July 18, 1997, Packeteer issued and sold an aggregate of 2,216,320 shares of its Series C Preferred Stock for an aggregate purchase price of $4,432,640 to several investors.

     5. On April 16, 1998 and July 15, 1998, Packeteer issued and sold an aggregate of 2,552,821 shares of its Series D Preferred Stock for an aggregate purchase price of $10,058,115 to several investors.

     6. On June 3, 1997, Packeteer issued warrants to purchase 42,000 shares of its Series B Preferred Stock, at an exercise price of $1.00 per share and on June 16, 1998 Packeteer issued warrants to purchase 15,863 shares of its Series D Preferred Stock, at an exercise price of $3.94 per share, to Comdisco Inc. in connection with an equipment leasing transaction.

     7. On January 21, 1999, in connection with a subordinated loan and security agreement, Packeteer issued warrants to purchase 97,765 shares of its Series D Preferred Stock, at an exercise price of $3.58 per share, to Comdisco Inc.

     8. On May 24, 1999, Packeteer issued warrants to purchase 45,000 shares of Series D Preferred Stock at an exercise price of $6.25 per share, to Meier Mitchell.

     The issuances described in paragraph 1 were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The issuances of the securities described in paragraphs 2 through 7 were deemed to be exempt from registration under the Act in reliance on Section 4(2) of the Act as transactions by an issuer not involving any public offering. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with Packeteer, to information about Packeteer.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The exhibits and schedule listed in the Exhibit Index and Schedule are filed as part of this Registration Statement.

(a) EXHIBITS

EXHIBIT
 NUMBER                           EXHIBIT TITLE
--------                          -------------
 1.1**     Form of Underwriting Agreement by and among the Registrant,
           BancBoston Robertson Stephens Inc., Bear, Stearns & Co. Inc.
           and Dain Rauscher Wessels, a division of Dain Rauscher
           Incorporated.
 3.1**     Registrant's Amended and Restated Certificate of
           Incorporation.
 3.2**     Registrant's Amended and Restated Bylaws.
 4.1**     Form of Registrant's Specimen Common Stock Certificate.
 4.2**     Amended and Restated Investors' Rights Agreement, among the
           Registrant and the investors and founders named therein,
           dated as of April 16, 1998.
 5.1**     Legal Opinion of Brobeck, Phleger & Harrison LLP, counsel
           for the Registrant.
10.1**     Lease Agreement between Packeteer and Eldon R. Hoffman dated
           August 25, 1997.
10.2+      OEM Agreement between Packeteer and ADC Telecommunications,
           Inc., dated December 17, 1998.
10.3+**    Reseller Agreement between Packeteer and Alcatel Business
           Systems, dated May 7, 1999.

EXHIBIT
 NUMBER                           EXHIBIT TITLE
--------                          -------------
10.4**     Loan and Security Agreement between Packeteer and Silicon
           Valley Bank, dated January 1, 1999.
10.5**     Export-Import Bank Loan and Security Agreement between
           Packeteer and Silicon Valley Bank, dated January 19, 1999.
10.6**     Subordinated Loan and Security Agreement between Packeteer and Comdisco, Inc., dated January 21, 1999.
10.7**     Master Lease Agreement between Packeteer and Comdisco, Inc., dated June 3, 1997.
10.8**     Registrant's 1996 Equity Incentive Plan.
10.9**     Registrant's 1999 Stock Incentive Plan.
10.10**    Registrant's 1999 Employee Stock Purchase Plan.
10.11**    Form of Indemnity Agreement entered into by Registrant with each of its executive officers and directors.
10.12+**   Loan and Security Agreement between Packeteer and MMC/GATX
           Partnership No. 1 dated May 20, 1999.
10.13+     OEM Agreement between Packeteer and Lucent Technologies,
           Inc. dated June 25, 1999.
10.14+     OEM Agreement between Packeteer and Adtran, Inc. dated June
           29, 1999.
21.1**     Subsidiaries.
23.1       Consent of Independent Auditors.
23.2**     Consent of Counsel (see Exhibit 5.1).
24.1**     Power of Attorney.
27.1**     Financial Data Schedule.

-------------------------
** Previously filed.

 + Confidential treatment has been requested as to portions of this exhibit pursuant to an application for confidential treatment.

ITEM 17. UNDERTAKINGS

     Packeteer hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Packeteer pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of Packeteer, Indemnification Agreements entered into between Packeteer and its officers and directors, the Underwriting Agreement, or otherwise, Packeteer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Packeteer of expenses incurred or paid by a director, officer, or controlling person of Packeteer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Packeteer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by Packeteer pursuant to Rule 424(b)(1) or

     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 28th day of July, 1999.

                                      PACKETEER, INC.

                                      By: /s/ DAVID YNTEMA
                                         ---------------------------------------
                                          David Yntema
                                          Chief Financial Officer and Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities and on the dates indicated:

            SIGNATURE                               TITLE                        DATE
            ---------                               -----                        ----
                *                     President and Chief Executive         July 28, 1999
----------------------------------    Officer (Principal Executive
          Craig Elliott               Officer) and Director

         /s/ DAVID YNTEMA             Chief Financial Officer and           July 28, 1999
----------------------------------    Secretary (Principal Financial and
           David Yntema               Accounting Officer)

                *                     Chief Technical Officer and           July 28, 1999
----------------------------------    Director
          Robert Packer

                *                     Vice President, Engineering,          July 28, 1999
----------------------------------    Chief Operating Officer
          Brett Galloway              and Director

                *                     Director                              July 28, 1999
----------------------------------
         Steven Campbell

                *                     Director                              July 28, 1999
----------------------------------
         Joseph Graziano

                *                     Director                              July 28, 1999
----------------------------------
           Peter Morris

            SIGNATURE                               TITLE                        DATE
            ---------                               -----                        ----
                *                     Director                              July 28, 1999
----------------------------------
         William Stensrud

       By: /s/ DAVID YNTEMA
----------------------------------
           David Yntema
         Attorney-in-fact

Exhibit Index

EXHIBIT
NUMBER                            EXHIBIT TITLE
-------                           -------------
 1.1**     Form of Underwriting Agreement by and among the Registrant,
           BancBoston Robertson Stephens Inc., Bear, Stearns & Co. Inc.
           and Dain Rauscher Wessels, a division of Dain Rauscher
           Incorporated.
 3.1**     Registrant's Amended and Restated Certificate of
           Incorporation.
 3.2**     Registrant's Amended and Restated Bylaws.
 4.1**     Form of Registrant's Specimen Common Stock Certificate.
 4.2**     Amended and Restated Investors' Rights Agreement, among the
           Registrant and the investors and founders named therein,
           dated July 15, 1998.
 5.1**     Legal Opinion of Brobeck, Phleger & Harrison LLP, counsel
           for the Registrant.
10.1**     Lease Agreement between Packeteer and Eldon R. Hoffman dated
           August 25, 1997.
10.2+      OEM Agreement between Packeteer and ADC Telecommunications,
           Inc., dated December 17, 1998.
10.3+**    Reseller Agreement between Packeteer and Alcatel Business
           Systems, dated May 7, 1999.
10.4**     Loan and Security Agreement between Packeteer and Silicon
           Valley Bank, dated January 1, 1999.
10.5**     Export-Import Bank Loan and Security Agreement between
           Packeteer and Silicon Valley Bank, dated January 19, 1999.
10.6**     Subordinated Loan and Security Agreement between Packeteer and Comdisco, Inc., dated January 21, 1999.
10.7**     Master Lease Agreement between Packeteer and Comdisco, Inc., dated June 3, 1997.
10.8**     Registrant's 1996 Equity Incentive Plan.
10.9**     Registrant's 1999 Stock Incentive Plan.
10.10**    Registrant's 1999 Employee Stock Purchase Plan.
10.11**    Form of Indemnification Agreement entered into by Registrant with each of its executive officers and directors.
10.12+**   Loan and Security Agreement between Packeteer and MMC/GATX
           Partnership No. 1 dated May 20, 1999.
10.13+     OEM Agreement between Packeteer and Lucent Technologies,
           Inc. dated June 25, 1999.
10.14+     OEM Agreement between Packeteer and Adtran, Inc. dated June
           29, 1999.
21.1**     Subsidiaries.
23.1       Consent of Independent Auditors.
23.2**     Consent of Counsel (see Exhibit 5.1).
24.1**     Power of Attorney (see page II-6).
27.1**     Financial Data Schedule.

-------------------------
 ** Previously filed.

  + Confidential treatment has been requested as to portions of this exhibit pursuant to an application for confidential treatment.